EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 44 to File No. 033-00442; Amendment No. 44 to File No. 811-04413) of Delaware Group Equity Funds IV, and the caption “Other Information” in the September 30, 2010 Annual Reports of Delaware Smid Cap Growth Fund (formerly, Delaware Growth Opportunities Fund), Delaware Global Real Estate Securities Fund and Delaware Healthcare Fund incorporated by reference in this Registration Statement.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 25, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 18, 2010, relating to the financial statements and financial highlights which appear in the September 30, 2010 Annual Report to Shareholders of Delaware Smid Cap Growth Fund, Delaware Healthcare Fund and Delaware Macquarie Global Real Estate Fund (constituting Delaware Group Equity Funds IV), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
January 26, 2011